G&J ATTORNEYS AT LAW

GREEN & JIGARJIAN LLP

May 28, 2003

VIA FACSIMILE (865) 380-3750
AND FEDERAL EXPRESS

Thomas D. Hodges
Secretary
CLAYTON HOMES, INC.
5000 Clayton Road
Knoxville, Tennessee 37804

Dear Mr. Hodges:

This letter, signed under the pains and penalties of perjury, is written on behalf of Orbis Investment Management Limited pursuant to Section 220 of the Delaware General Corporation Law. Section 220 permits Orbis, a stockholder of record of Clayton Homes, Inc. ("Clayton Homes" or the "Company"), a Delaware corporation, to inspect the books and records of the Company. I enclose copies of the stock certificate issued in Orbis' name and the special power of attorney authorizing me to act on Orbis' behalf in connection with this demand.

Accordingly, Orbis demands as follows. Orbis, as a stockholder of record of the Company, hereby demands that the Company produce for examination, inspection and copying by the undersigned, his attorneys and/or agents by Thursday, June 5, 2003, during the usual hours of business, the books and business records (including electronic documents and emails) of the Company as identified below.

This demand for inspection requests the following financial and other records of the Company:

1. All drafts of the agreement and plan of merger ("Merger Agreement") between Clayton Homes and Berkshire Hathaway, Inc., ("Berkshire Hathaway") or any of its subsidiaries.

2. All schedules to the Merger Agreement including, without limitation, Schedule I and the Company's Disclosure Schedule (as defined in the Merger Agreement).

3. All confidentiality agreements between Clayton Homes and Berkshire Hathaway or any of its subsidiaries.

4. All correspondence, agreements and documents exchanged between Georgeson Shareholder Communications, Inc. and the Company relating to the special meeting (the "Special Meeting") of stockholders of the Company to be held to approve to the Merger Agreement.

5. The proposals received from the investment banking firms referred to in "The Merger – Background" section of the preliminary proxy statement (the "Proxy Statement") of the Company relating the Special Meeting, and all correspondence between the Company and such investment banking firms relating to such proposals.

6. A complete set of minutes for all 2003 meetings of the Clayton Homes board of directors and its committees.

7. All minutes for all meetings of shareholders of the Company held in 2000, 2001 and 2002, the lists of stockholders entitled to vote at such meetings and any reports of the scrutineers thereon.

8. All memoranda, correspondence or other documents prepared or received by Clayton Homes managers, officers and board members concerning the Option Offer (as defined in the Merger Agreement).

9. All memoranda or other documents prepared by Clayton Homes managers, officers, and board members concerning the economic outlook for manufactured housing for 2003-2005.

10. All written communications between and among Clayton Homes board members or notes thereof that in any way relate to the Berkshire Hathaway merger.

11. All correspondence between Clayton Homes and its representatives and the Securities and Exchange Commission regarding the Proxy Statement or the Special Meeting.

12. All correspondence and documents exchanged between Morgan Keegan & Company, Inc. or its affiliates ("Morgan Keegan") and Clayton Homes or its representatives.

13. All documents provided to the Company regarding the nature of all transactions between Morgan Keegan on one hand and the Clayton Family Foundation, any Clayton Homes entity or any Clayton Homes director on the other hand.

14. All correspondence and documents concerning Steve Davis' nomination, election or appointment to the board of directors of the Company.

15. All correspondence or notes concerning any potential buyer for Clayton Homes or any part thereof, including, without limitation, any notes of any discussions or negotiations with any person regarding any Takeover Proposal or any proposal that could be expected to lead to a Superior Proposal (as those terms are defined in the Merger Agreement) or any going private transaction to the extent considered by the board of directors or any member thereof.

16. All memoranda or other documents prepared or received by Clayton Homes managers, officers, and board members concerning Clayton Homes' alternative financing sources and strategic partners including without limitation any memoranda, correspondence or other documents prepared or received by Clayton Homes managers, officers and board members concerning a possible merger with Berkshire Hathaway or its subsidiaries and relating to the period prior to March 3, 2003.

17. All employment and other agreements and other arrangements between the Company or any of its subsidiaries on the one hand and any officer of the Company who is also a director of the Company on the other.

The examination and inspection of the books and records is requested for the purpose of enabling Orbis, through its duly empowered attorneys to: (1) investigate breaches of fiduciary duties by the board of directors of Clayton Homes related to the proposed merger between the Company and a subsidiary of Berkshire Hathaway; (2) determine whether the last two annual meetings of shareholders of the Company were properly convened and, if not, the appropriate shareholder response; and (3) gather information relating to the above in order to communicate with other shareholders or regulatory authorities regarding the board's conduct of the Berkshire Hathaway merger transaction.

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The undersigned further requests that the Company respond to the demands made herein to Robert S. Green, Green & Jigarjian LLP, 235 Pine Street, 15th Floor, San Francisco, CA 94104, Telephone: (415) 477-6700, Facsimile: (415) 477-6710, advising when and where the examination, inspection and copying of produced documents may be made.

Very truly yours,

Robert S. Green
Attorney in fact for and on behalf of Orbis Investment Management Limited

ACKNOWLEDGMENT

Subscribed and sworn to before me on this 28th day of May, 2003.

On May 28, 2003 before me personally appeared Robert S. Green, a person who is personally known to me and executed the foregoing document in his authorized capacity pursuant to an oath duly administered.

LESLIE R. CUESTA
Commission # 1314407
Notary Public - California
San Francisco County
My Comm. Expires Jul 22, 2005

Leslie R. Cuesta
Notary Public

RSG/lrc
Enclosures
cc: Allen C. Goolsby (via facsimile)

Writer's Direct E-Mail
rsg@classcounsel.com

POWER OF ATTORNEY

ORBIS INVESTMENT MANAGEMENT LIMITED of LPG Building 34 Bermudiana Road, Hamilton HM 11, Bermuda, a Company incorporated in Bermuda, **HEREBY CONSTITUTES AND APPOINTS**

Robert S Green Esq., of 235 Pine Street Fifteenth Floor San Francisco, San Francisco County, California to be its true and lawful Attorney in fact in its name and on its behalf as follows:

1. To execute its demand for inspection of books and records of Clayton Homes Inc. on its behalf.

2. To do all other acts, deeds and things whatsoever that may be necessary or appropriate in connection with its demand for inspection of books and records of Clayton Homes Inc.

AND it further declares that all and every of the acts, deeds and things done by its Attorney for the aforesaid purposes shall be good, valid and effectual as if the same had been signed, sealed and delivered, given, made or done by it and it undertakes at all times hereafter to ratify and confirm whatsoever its Attorney shall lawfully do or cause to be done by virtue of this POWER OF ATTORNEY and it further declares that this POWER OF ATTORNEY shall be irrevocable for the purposes aforesaid.

IN WITNESS WHEREOF the Common Seal of **ORBIS INVESTMENT MANAGEMENT LIMITED** was hereunto affixed this 27th day of May 2003 at the City of Hamilton in the Islands of Bermuda in the presence of:

James Dorr, Director and Secretary

Geoffrey Gardner, Director and Vice-President

S56470

Common Stock 5X0056470 01599

PAR VALUE
$.10 PER SHARE

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Clayton HOMES INC.

CUSIP 184190 10 6
SEE REVERSE FOR CERTAIN DEFINITIONS

SHARES
******1000***

THIS CERTIFIES THAT

0000035715

DTC-5198-11900570 17790
ORBIS INVESTMENT MANAGEMENT
LIMITED
LPG BUILDING
34 BERMUDIANA ROAD
HAMILTON HM 11
BERMUDA
ONE THOUSAND

******1000*******
*******1000******
********1000*****
*********1000****
**********1000***
***********1000**

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Clayton Homes, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

CLAYTON HOMES, INC. CORPORATE SEAL DELAWARE



DATED MAY 01, 2003
01599005736 FAST

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, NY) TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

PRESIDENT

SECRETARY

CLAYTON HOMES, INC.

The Corporation will furnish without charge to each shareholder who so requests a copy of the statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof. Such request may be directed to the Secretary of the Corporation at Box 15169, Knoxville, Tennessee 37901.

The Board of Directors of the Corporation has authority to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences of any wholly unissued series of preferred stock of the Corporation, the number of shares constituting such series, and the designation of such series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — .... Custodian ....
(Cust) (Minor)
under Uniform Gifts to Minors
Act ....
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ] ____

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

____

____

____ *Shares*

of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint ____________________

____ *Attorney*

to transfer the said stock on the books of Clayton Homes, Inc. with full power of substitution in the premises.

Dated, ____________________

____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

____

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.